SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 4, 2002
Date of Report (Date of earliest event reported)

Commission File Number 000-26919

CYBER MARK INTERNATIONAL CORP.
(Exact name of small business issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	N/A (IRS Employer Identification No.)

7500 West Lake Mead Boulevard, Suite 9627
Las Vegas, Nevada 89128
(Address of principal executive offices)

(702) 683-3722
(Issuer's telephone number)

Item 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Company changed auditors for the year ended December 31, 2001 to David E. Coffey, CPA Nevada to facilitate the movement of the Company office to Nevada from Delaware.

Previous Auditors: Citrin Cooperman & Company, LLP, New York, New York.

The Company's independent auditor for the years ended December 31, 1998, 1999, and 2000 was Citrin Cooperman & Company, LLP, New York, New York, who did not perform any accounting auditing or consulting services for the Company after May 18, 2001 at which time they were no longer independent based upon unpaid fees due to the firm. Any filings prepared subsequent to the 10KSB for the year December 31, 2000 were prepared without their participation, involvement in review.

Present Auditors: David E. Coffey, CPA

The Company's current independent auditor, and auditor for the year ended December 31, 2001 is David E. Coffey, CPA, Las Vegas, Nevada.

Any filings prepared subsequent to May 18, 2001, are audited by David E. Coffey, CPA. Any filings prepared prior to the 10KSB for December 31, 2000 were prepared without Mr. Coffey's participation, involvement in review.

During the fiscal years of the Company ended December 31, 1998, 1999, 2000 and 2001 the financial statements of the Company have not contain any adverse opinion or disclaimer of opinion from the Company's independent auditors, and were not modified as to uncertainty, audit scope, or accounting principles. For these fiscal years there were no disagreements with the independent auditors on any matters of accounting principles, financial statement disclosure, or auditing scope or procedure which if not resolved to the former independent auditors' satisfaction, would have caused it to make reference to it on the audit reports.

The Company has provided copies of these disclosures to the previous and current auditors and has requested that they furnish a letter to the Securities and Exchange Commission stating whether they agree with the above statements

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements: None

(b) Exhibits: (1) Letter from previous auditor
(2) Letter form current auditor

Exhibit (1)

CITRIN COOPERMAN & COMPANY, LLP
Certified Pubic Accountants
529 Fifth Avenue
New York, New York 10017

Securities and Exchange Commission
Washington DC 20549

Re: Cyber Mark International Corp.

We have read item 4 of Form 8-K for the change of auditors of the Corporation, and are in agreement with the statements contained insofar as they relate to our firm.

CITRIN COOPERMAN & COMPANY, LLP
By:/s/ Citrin Cooperman & Company, LLP

Dated: September 24, 2002

Exhibit (2)

David E. Coffey, CPA
Certified Pubic Accountant
6767 West Tropicana, Suite 216
Las Vegas, Nevada 89103

Securities and Exchange Commission
Washington DC 20549

Re: Cyber Mark International Corp.

We have read item 4 of Form 8-K for the change of auditors of the Corporation, and are in agreement with the statements contained insofar as they relate to our firm.

David E. Coffey, CPA
By:/s/ David E. Coffey, Certified Public Accountant

Dated: September 24, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBER MARK INTERNATIONAL CORP.
(Registrant)

Date: October 4, 2002 By:/s/ Ian McIntyre
Ian McIntyre, President